CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 6, 1998 for the John Hancock V.A. World Bond Fund and the John Hancock V.A. Strategic Income Fund in the Proxy Statement of the John Hancock V.A. World Bond Fund and Prospectus for John Hancock V.A. Strategic Income Fund filed with the Securities and Exchange Commission in this Registration Statement (Form N-14) under the Securities Act of 1933.


                                                         /s/ ERNST & YOUNG LLP
                                                         ---------------------
                                                         ERNST & YOUNG LLP



Boston, Massachusetts
January 6, 1999